UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 15, 2014

STAG INDUSTRIAL, INC.

(Exact name of registrant as specified in its charter)

Maryland	1-34907	27-3099608
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

One Federal Street, 23rd Floor

Boston, Massachusetts 02110

(Address of principal executive offices, zip code)

Registrant’s telephone number, including area code: (617) 574-4777

Not applicable

 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.                                        Other Events.

On September 15, 2014, STAG Industrial, Inc., a Maryland corporation (the “Company”), filed with the Securities and Exchange Commission a prospectus supplement dated September 15, 2014 (the “Prospectus Supplement”) to its prospectus dated May 8, 2013, which was included in its automatic shelf registration statement on Form S-3 (No. 333-188465) (the “Registration Statement”). The Prospectus Supplement relates to the resale by selling stockholders of up to 555,758 shares of the Company’s common stock that may be issued from time to time if, and to the extent that, such selling stockholders, which hold an equal number of common units of limited partnership (“common units”) in STAG Industrial Operating Partnership, L.P., the Company’s operating partnership, tender such common units for redemption, and the Company elects, in its sole and absolute discretion, to exchange some or all of the common units tendered for redemption for common stock.

The Company is filing the opinion of its counsel, Hunton & Williams LLP, as Exhibit 5.1 hereto, regarding the legality of the shares of common stock covered by the Prospectus Supplement.  Exhibit 5.1 is incorporated herein by reference and into the Registration Statement and the Prospectus Supplement.

This Current Report shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

Item 9.01                                           Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
5.1	Opinion of Hunton & Williams LLP regarding the legality of the shares offered
23.1	Consent of Hunton & Williams LLP (included in Exhibit 5.1)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STAG INDUSTRIAL, INC.

	By:	/s/ Kathryn Arnone
Kathryn Arnone
Executive Vice President, General Counsel and Secretary
Dated: September 15, 2014

EXHIBIT INDEX

Exhibit Number	Description
5.1	Opinion of Hunton & Williams LLP regarding the legality of the shares offered
23.1	Consent of Hunton & Williams LLP (included in Exhibit 5.1)